Exhibit 11(a)


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated November 11, 1996, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Stein Roe Investment Trust (comprising the Stein Roe Growth & Income Fund, Stein Roe Balanced Fund, Stein Roe Growth Stock Fund, Stein Roe International Fund, Stein Roe Special Fund, Stein Roe Capital Opportunities Fund and Stein Roe Special Venture
Fund).


                                 ARTHUR ANDERSEN LLP


Chicago, Illinois
November 25, 1997



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             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Stein Roe Young Investor Fund and SR&F Growth Investor Portfolio dated November 7, 1997, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Stein Roe Investment Trust.


                                ARTHUR ANDERSEN LLP


Chicago, Illinois
November 25, 1997